Exhibits 5.1 and 23.1

Attorney at Law

41 Ulua Place
Haiku, HI 96708
(310) 396-1691 Fax: (310) 362-8887
rob@rdienerlaw.com

July 20, 2015

Vycor Medical, Inc.
6401 Congress Ave.
Suite 140
Boca Raton, FL 33487

Re: Securities Being Registered under Registration Statement on Form S-1 (Post-Effective Amendment No. 1

Ladies and Gentlemen:

We have acted as counsel for Vycor Medical, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling shareholders named therein (the “Selling Shareholders”) of an aggregate of 3,991,202 shares of common stock, par value $0.0001 per share, when issued (the “Common Stock”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company's certificate of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof and (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Common Stock.

We have reviewed such additional documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Delaware General Corporation Law, as amended (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

Based upon the foregoing and upon the representations and information provided by the Company, we hereby advise you that in our opinion the Common Stock is duly authorized, validly issued, fully paid and non-assessable.

Admitted to practice in the State of California
Not admitted to practice in the State of Hawaii

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Sincerely,

LAW OFFICES OF ROBERT DIENER

/s/ Robert L. B. Diener
By:
Robert L. B. Diener